UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2017

UWHARRIE CAPITAL CORP

(Exact name of Registrant as Specified in Its Charter)

North Carolina	000-22062	56-1814206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 North First Street Albemarle, North Carolina		28001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 704-983-6181

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Albemarle - Uwharrie Capital Corp and its subsidiary, Uwharrie Bank, reported consolidated total assets of $592 million at September 30, 2017, versus $548 million at December 31, 2016.

Net income for the nine-month period ended September 30, 2017, was $1.8 million versus $1.8 million for the same period in 2016.  For the nine months, ended September 30, 2017, net income available to common shareholders was $1.4 million or $0.20 per share compared to $1.3 million or $0.19 per share for September 30, 2016. Net income available to common shareholders takes into consideration the payment of dividends on preferred stock issued by the Company. The difference in earnings for the nine-month period ending September 30, 2017 versus the same period ending 2016 reflects the additional interest income associated with the strong growth in the loan portfolio.

Net income for the three-month period ended September 30, 2017, was $588 thousand versus $540 thousand for the same period in 2016.  For the three months, ended September 30, 2017, net income available to common shareholders was $440 thousand or $0.06 per share compared to $391 thousand or $0.06 per share for September 30, 2016.

Item 8.01Other Events.

The Board of Directors of Uwharrie Capital Corp (the “Registrant”) has declared a 2% stock dividend to be paid December 27, 2017 to shareholders of record as of December 15, 2017.

A copy of the press release (the “Press Release”) announcing the Registrant’s results is attached as Exhibit 99.1 and incorporated by reference herein.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

A copy of the press release (the “Press Release”) announcing the Registrant’s results is

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.Description

99.1Press Release dated November 22, 2017 regarding the “Registrants”

declaration of a 2% stock dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Company Name

Date: November 22, 2017	By:	/s/ R. David Beaver, III
R. David Beaver, III
Principal Financial Officer